Exhibit 4.90
FIFTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as November 14, 2025, among the subsidiary guarantors listed on Schedule 1 hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture (as supplemented and amended, the “Indenture”), dated as of September 26, 2023, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of an aggregate principal amount of $1,450,000,000 of 7.750% Senior Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture; and
WHEREAS, pursuant to Sections 4.07 and 9.01 of the Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries , the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiaries hereby become party to the Indenture as Subsidiary Guarantors and as such will have all of the rights and be subject to all of the Obligations and agreements of Subsidiary Guarantors under the Indenture. The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Indenture applicable to Subsidiary Guarantors and to perform all of the Obligations and agreements of Subsidiary Guarantors under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Subsidiary Guarantors for purposes of Article 10 of the Indenture, including, without limitation, Section 10.02 thereof.
3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Edwards Energy Storage Phase 2 LLC
Fort Massac Energy Storage LLC
Freedomgen 1 LLC
Kincaid Island Solar LLC
Veazie Energy Storage LLC,
as the Guaranteeing Subsidiaries
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer
Vistra Operations Company LLC,
as the Company
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

Ambit California, LLC
Ambit Energy Holdings, LLC
Ambit Holdings, LLC
Ambit Illinois, LLC
Ambit Marketing, LLC
Ambit Midwest, LLC
Ambit New York, LLC
Ambit Northeast, LLC
Ambit Texas, LLC
Angus Solar, LLC
Bellingham Power Generation LLC
Big Brown Power Company LLC
Big Sky Gas Holdings, LLC
Big Sky Gas LLC
Blackstone Power Generation LLC
BlueGen 1 LLC
BlueNet Holdings, LLC
Calumet Energy Team, LLC
Casco Bay Energy Company, LLC
Coffeen and Western Railroad Company
Coleto Creek Energy Storage LLC
Coleto Creek Power, LLC
Comanche Peak Power Company LLC
Connecticut Gas & Electric, LLC
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Core Solar SPV I, LLC
Crius Energy Holdings, LLC
Crius Energy, LLC
Crius Solar Fulfillment, LLC
Dallas Power & Light Company, Inc.
Deer Creek Solar I LLC
Dicks Creek Power Company LLC
Dynegy Coal Holdco, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Conesville, LLC
Dynegy Energy Services (East), LLC
Dynegy Energy Services Mid-Atlantic, LLC (f/k/a Everyday Energy NJ, LLC)
Dynegy Energy Services, LLC
Dynegy Killen, LLC
Dynegy Marketing and Trade, LLC
Dynegy Midwest Generation, LLC
Dynegy Operating Company
Dynegy Power Marketing, LLC
Dynegy Resources Generating Holdco, LLC
Dynegy South Bay, LLC
Dynegy Stuart, LLC
Energy Harbor Generation LLC
Energy Harbor Holdings LLC (f/k/a Energy Harbor Corp.)
Energy Harbor LLC
Energy Harbor Nuclear Generation LLC
Energy Rewards, LLC
Energy Services Providers, LLC
Ennis Power Company, LLC
EquiPower Resources Corp.
Everyday Energy, LLC
Fayette Power Company LLC
Forest Grove Solar LLC
Generation SVC Company
Hanging Rock Power Company LLC
Hays Energy, LLC
Hopewell Power Generation, LLC
Illinois Power Generating Company
Illinois Power Marketing Company, LLC
Illinois Power Resources Generating, LLC
Illinois Power Resources, LLC
Illinova Corporation
IPH, LLC
Kendall Power Company LLC
Kincaid Generation, L.L.C.
La Frontera Holdings, LLC
Lake Road Generating Company, LLC
Liberty Electric Power, LLC
[Signature Page to Fifth Supplemental Indenture]

Lone Star Energy Company, Inc.
Lone Star Pipeline Company, Inc.
Luminant Administrative Services Company
Luminant Coal Generation LLC
Luminant Commercial Asset Management LLC
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company LLC
Luminant Gas Imports LLC
Luminant Generation Company LLC
Luminant Mining Company LLC
Luminant Power Generation, LLC
Luminant Power LLC
Massachusetts Gas & Electric, LLC
Masspower, LLC
Miami Fort Power Company LLC
Midlothian Energy, LLC
Milford Power Company, LLC
Morro Bay Energy Storage 1, LLC
Morro Bay Energy Storage 2, LLC
Morro Bay Power Company LLC
Moss Landing Energy Storage 4, LLC
Moss Landing Power Company LLC
NCA Land Holdings, LLC (f/k/a Maroon Farmer, LLC)
NCA Resources Development Company LLC
NEPCO Services Company
Northeastern Power Company
Oak Grove Management Company LLC
Oak Hill Solar II LLC
Oakland Energy Storage 1, LLC
Oakland Energy Storage 2, LLC
Oakland Energy Storage 3, LLC
Oakland Power Company LLC
Ontelaunee Power Operating Company, LLC
Pleasants Corp.
Pleasants Energy, LLC
Pleasants LLC
Public Power & Utility of Maryland, LLC
Public Power & Utility of NY, LLC
Public Power, LLC (a Connecticut limited liability company)
Public Power, LLC (PA-3911142, a Pennsylvania limited liability company)
Public Power, LLC (PA-3933152, a Pennsylvania limited liability company)
Regional Energy Holdings, LLC
Sandow Power Company LLC
Sayreville Power Generation LP
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Sayreville Power GP Inc.
Sayreville Power Holdings LLC
Sithe Energies, Inc.
Sithe/Independence LLC
Southwestern Electric Service Company, Inc.
Texas Electric Service Company, Inc.
Texas Energy Industries Company, Inc.
Texas Power & Light Company, Inc.
Texas Utilities Company, Inc.
Texas Utilities Electric Company, Inc
TriEagle 1, LLC
TriEagle 2, LLC
TriEagle Energy LP
Trinidad Power Storage LLC
TXU Electric Company, Inc.
TXU Energy Retail Company LLC
U.S. Gas & Electric, LLC
USG&E Solar, LLC
Value Based Brands LLC
Verengo, LLC
Viridian Energy NY, LLC
Viridian Energy Ohio LLC
Viridian Energy PA LLC
Viridian Energy, LLC
Viridian International Management LLC
Viridian Network, LLC
Vision Trading Company LLC
Vistra Asset Company LLC
Vistra Corporate Services Company
Vistra EP Properties Company
Vistra Finance Corp.
Vistra Insurance Solutions LLC
Vistra Nuclear Operations Company (f/k/a Energy Harbor Nuclear Corp.)
Vistra Preferred, LLC
Vistra Retail Operations Company, LLC (f/k/a TXU Retail Services Company, LLC)
Vistra Vision Holdings I LLC
Vistra Vision Holdings II LLC
Vistra Vision LLC
Vistra Vision Management LLC
Vistra Zero 2.0, LLC
Vistra Zero LLC
Volt Asset Company, LLC
VZ Development LLC
Washington Power Generation LLC
Wise County Power Company, LLC
Wise-Fuels Pipeline, Inc.
Zimmer Power Company LLC,
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as Subsidiary Guarantors

By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee
By:    /s/ Latoya S Elvin
Name:    Latoya S Elvin
Title:    Vice President
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SCHEDULE I

GUARANTEEING SUBSIDIARIES

#	Name	Jurisdiction
1	Edwards Energy Storage Phase 2 LLC	Delaware
2	Fort Massac Energy Storage LLC	Delaware
3	Freedomgen 1 LLC	Delaware
4	Kincaid Island Solar LLC	Delaware
5	Veazie Energy Storage LLC	Delaware